Exhibit 99.1

GlobalSCAPE, Inc. to Discuss Information Exchange Market at 28th Annual ROTH Capital Partners Conference

SAN ANTONIO – March 8, 2016 – GlobalSCAPE, Inc. (NYSE MKT: GSB), a pioneer and worldwide leader in the secure and reliable exchange of business information, announced that company President and CEO James L. Bindseil will speak at this year's ROTH Conference, a ROTH Capital Partners event. The conference takes place March 13-16 at The Ritz Carlton in Dana Point, CA.

Achieving the highest annual revenue in Globalscape's history, with a 23 percent increase in new client bookings and 15 percent revenue increase year-over-year in 2015, Mr. Bindseil will address the current state and opportunities within the information exchange marketplace and the company's go-to-market strategy for continued growth.

Event: ROTH Conference
Date: Tuesday, March 15
Time: 12:00 to 12:30 pm PT
Location: Promenade/White at The Ritz Carlton, Dana Point, CA

The ROTH Conference is an annual event that brings together more than 3,000 institutional investors, private equity investors, VC's, company executives and service providers within a variety of sectors including technology, healthcare, business services, retail and e-commerce, clean tech and more.

For more information about ROTH Capital Partners' ROTH Conference, please visit http://www.roth.com/main/page.aspx?PageID=7270.

About Globalscape
GlobalSCAPE, Inc. (NYSE MKT: GSB) is a pioneer in the reliable exchange of mission-critical business data and intellectual property. Globalscape's leading enterprise suite of solutions delivers military-proven security for achieving best-in-class control and visibility of data across multiple locations. Founded in 1996, Globalscape's software and services are trusted by tens of thousands of customers worldwide, including global enterprises, governments, and small and medium enterprises. For more information, visit www.Globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2015 fiscal year, filed with the Securities and Exchange Commission on March 3, 2016.

INVESTOR RELATIONS CONTACT
Contact: Casey Stegman
Phone Number: (210) 801-8489
Email: ir@globalscape.com

PRESS CONTACT
Contact: Ciri Haugh, Globalscape
Phone Number: (210) 308-8267
Email: PR@globalscape.com

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